                   WARRANT PURCHASE AGREEMENT

    THIS WARRANT PURCHASE AGREEMENT is made as of December 30, 1996 between FINET HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and JOSE MARIA SALEMA GARCAO (the "Purchaser").

                        R E C I T A L S:

     WHEREAS, the Company has authorized the issuance and sale outside of the United States of warrants to purchase 2,500,000 Shares of its Common Stock, exercisable at varying per share prices over a five year term as set forth herein (the "Warrants") (the Warrants and the Shares of Common Stock to be issued upon the exercise of the Warrants are hereinafter referred to as "the Securities"); and

     WHEREAS, the Purchaser desires to purchase and the Company desires to sell the Securities on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties have agreed as follows:

     1. Purchase and Sale of Warrants. The Company agrees to sell to the Purchaser and upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase the Warrants, the consideration for such sale being the Purchaser's material assistance in coordinating the sale of 6,000,000 Shares of the Company's Common Stock outside of the United States. The Warrants shall be in the form of Exhibit A hereto.

     2. Closing Date. Subject to the Company satisfying the conditions for becoming a Reporting Issuer as that term is defined in Rule 902(l) of Regulation S of the Securities Act of 1933 (the "Securities Act") by or before January 15, 1997, the closing date shall be the date the Company becomes a Reporting Issuer (the "Primary Closing Date"). In such event, on the Primary Closing Date the certificates representing the Warrants shall be delivered by the Company to the Purchaser. If the Company does not satisfy the conditions for becoming a Reporting Issuer by or before January 15, 1997, the closing date in such event will be mutually agreed upon by the parties (the "Alternative Closing Date") (the Primary and Alternative Closing Dates are collectively referred to herein as the "Closing Date"). The Purchaser understands that if the Company does not become a Reporting Issuer by or before the Alternative Closing Date, its ownership of the Securities may be subject to up to a 12 month Restricted Period as defined in Rule 902(m) of Regulation S.

     3.   Number of Shares and Exercise Price.    The Warrants expire  five
years from the date of this Agreement. The purchase price of shares of Common Stock issuable upon exercise of the Warrants is as follows:

                500,000 shares at $0.50 per share
                500,000 shares at $1.00 per share
                500,000 shares at $1.50 per share
                250,000 shares at $2.00 per share
                250,000 shares at $2.50 per share
                500,000 shares at $3.00 per share

    4. Representations and Warranties of the Company. The representation and warranties of the Company set forth in the Common Stock Purchase Agreement dated November 22, 1996 between the Company and Jose Maria Salema Garcao are incorporated herein by reference (the Common Stock Purchase Agreement is attached hereto as Exhibit B). In addition, the Company represents and warrants to the Purchaser as follows:

        (a) The Securities:

(i) are free and clear of any security interests, liens, claims, or other encumbrances;

(ii) have been duly and validly authorized and issued and are, and on the Closing Date will be, fully paid and non-assessable;

(iii) will not have been, individually and collectively, issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company; and

(iv) will not subject the holders thereof to personal liability by reason of being such holders.

(b) The Company is not currently a reporting issuer as defined in Regulation S and will make every reasonable effort to attain that status as quickly as possible.

(c) The sale of the Securities pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S and applicable state or foreign law.

(d) No offer to buy the Securities was made to the Company by any person in the United States.

(e) None of the Company, any affiliate of the Company, or any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Securities or any distribution, as that term is used in the definition of Distributor, with respect to the Securities.

(f) The transactions contemplated by this Agreement:

(v) have not been prearranged with a purchaser who is in the United States or who is a U.S. Person; and

(vi) are not part of a plan or scheme to evade the registration provisions of the Act.

(g) Neither the Company, nor any affiliate of the Company, nor any person acting on their behalf, has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities, including, but not limited to, general solicitation activities or advertising.

      5. Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in the Common Stock Purchase Agreement (Exhibit B hereto) are incorporated by reference herein. In addition, the Purchaser represents and warrants to, and agrees with, the Company:

         (a) No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser is required for execution of this Agreement, including, without limitation, the purchase of the Securities, or the performance of the Purchaser's obligations hereunder.

         (b) The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities.

         (c) The Company has given the Purchaser the opportunity to have answered all of the Purchaser's questions concerning the Company and its business and has made available to the Purchaser all information requested by the Purchaser which is reasonably necessary to verify the accuracy of other information furnished by the Company. The Purchaser has received and evaluated all information about the Company and its business which the Purchaser deems necessary to formulate an investment decision, and does not desire any further information.

        (d) The Purchaser understands that the Securities are being offered and sold to him in reliance on specific exemptions or non-application from the registration requirements of federal and state securities laws, including but not limited to the exemption provided for under Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act"). Except as otherwise defined herein, capitalized terms used herein and not defined herein shall have the same meanings given to them in Regulation S. The Purchaser further understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions or non-applications and the suitability of the Purchaser to acquire the Securities.

        (e) The Purchaser is not a U.S. Person (as defined in Regulation S) and is not an affiliate of the Issuer.

         (f) No offer of the Securities was made to the Purchaser in the United States and at the time the buy order for the Securities was originated the Purchaser was located outside the United States.

         (g)  The  Purchaser  is aware that the Securities  have  not  been registered under the Securities Act and may be offered or sold only pursuant to registration under the Securities Act or an available exemption therefrom. The Purchaser is acquiring the Securities for investment and without any present intention to engage in a distribution thereof.

         (h) The Purchaser is either (i) acquiring the Securities for the Purchaser's own account; or (ii) for the account of another for which the Purchaser acts as a fiduciary, in which case the Purchaser will so advise the Company. If acting as a fiduciary, the Purchaser makes the representations, warranties, and covenants as set forth herein on its own behalf and as agent for and on behalf of such other party.

        (i) The Purchaser has the knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed investment.

         (j) The Purchaser is an "Accredited Investor" as that term is defined under Rule 501 adopted pursuant to the Securities Act. "Accredited Investors" are defined in Rule 501 to include among others: (1) Various specified institutional investors (such as banks, savings and loan associations, licensed brokers or dealers, insurance companies, investment companies, small business investment companies, employee benefit plans having assets in excess of $5,000,000, and self-directed plans having investment decisions made solely by persons that are Accredited Investors);
(2) Any entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered; (3) Any person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level this year; (4) Any person whose individual net worth (or joint net worth with the person's spouse) at the time of purchase exceeds $1,000,000; (5) Directors and executive officers of Finet;
(6) Trusts with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person prescribed in Rule 506(b)(2)(ii); and
(7) Any entity in which all the equity owners are deemed accredited.

         (k) The Purchaser: (i) will not, during the period commencing on the Primary Closing Date and ending on the day 40 days after the Primary Closing Date, or alternatively, the period commencing on the Alternative Closing Date and ending 12 months to the day after such date (the "Restricted Period"), offer or sell the Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person or other than in accordance with Rule 903 or 904 of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and

(i) will, after the expiration of the Restricted Period, offer, sell, pledge, or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state and foreign securities laws.

        (l) No Purchaser, or any affiliate or other person acting on behalf of the Purchaser or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Securities or any distribution, as that term is used in the definition of Distributor, with respect to the Securities.

         (m) The transactions contemplated by this Agreement: (i) have not been pre-arranged with a purchaser located in the United States or who is a U.S. Person; and (ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (n) The Purchaser has no put options, short positions, or other similar instruments with respect to any of the Company's securities and has not entered and does not have the intention of entering, into any such instruments with respect to the Securities or securities of the same class.

         (o) If the Purchaser offers and sells the Securities during the Restricted Period, then it will do so only (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration of the Securities under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

         (p) The Purchaser understands that each certificate evidencing the Securities will bear a legend reflecting the foregoing.

6. Affirmative Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

(a) To refrain from engaging, and to insure that none of its affiliates will engage, in any Directed Selling Efforts with respect to the Securities or any distribution, as that term is used in the definition of Distributor, with respect to the Securities;

(b) To make every reasonable effort to attain the status of Reporting Issuer as that term is defined in Regulation S;
(c) In the event the Company fails to attain the status of Reporting Issuer as defined in Regulation S, it covenants that the Purchaser has the option of purchasing up to the aggregate amount of Common shares offered, provided that the Restricted Period shall be 12 months instead of 40 days;
(d) The Company will appoint to its Board of Directors a person chosen by the Purchaser.
(e) To provide an opinion of counsel to the Company in a form acceptable to the Purchaser.

     7. Negative Covenants of the Company. The Company further covenants and agrees that without the prior written approval of the Purchaser, it will not:

(a) Engage in any business other than the business engaged in or proposed to be engaged in by the Company or any subsidiary on the date hereof and any businesses or activities substantially similar or related thereto.

(b) Issue and sell any options to purchase more than an aggregate of 1,000,000 shares of the Company's Common Stock to employees, officers and directors of, and consultants and franchisees to the Company, pursuant to any incentive program approved by the Board of Directors of the Company.

(c) Liquidate or dissolve, merge, consolidate or sell substantially all of its assets.

(d) Declare or pay any dividends; or purchase, redeem or otherwise acquire for value or make any other distribution with respect to any of the Company's capital stock, other than the repurchase of shares of capital stock from terminating or terminated employees at a price no greater than fair market value.

(e) Invest, directly or indirectly, in any business or enterprise other than in connection with the operation of its business; provided however, pending the use of the net proceeds of this offering in its businesses the Company may invest such net proceeds in short term interest bearing deposits and securities.

         (f) By amendment of its articles of incorporation, through the acquisition of Monument Mortgage, Inc. and Preference America Mortgage Network, through the voluntary reorganization or recapitalization, or through any transfer of its assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

    8.  Restrictions on Transferability of Securities

          (a) Restrictions on Transferability. The Securities shall not be sold, assigned, transferred or pledged except upon the conditions speci fied in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

          (b) Restrictive Legends. Until the sale or transfer of the Securities by the Purchasers shall be subject to an effective registration under the Securities Act, each Warrant and each share certificate representing the Common Stock underlying such Warrant, and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 9 below) be stamped or otherwise imprinted with the following legends (in addition to any legend required under applicable state securities laws):

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AND SUBJECT TO CERTAIN EXCEPTIONS, MAY NOT BE SOLD IN THE UNITED STATES OR TO U.S. PERSONS. ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF IN THE UNITED STATES OR TO U.S. PERSONS MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT. [ANY PERSON EXERCISING THIS WARRANT WILL BE REQUIRED TO PROVIDE EITHER (i) A CERTIFICATION THAT THE WARRANT IS NOT OWNED BY OR BEING EXERCISED BY A U.S. PERSON OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT THE SECURITIES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION IS UNDER SAID ACT IS AVAILABLE.]"

     The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Agreement. As used hereinafter the term "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in this section.

          (c) Notice of Proposed Transfers. The holder of each Warrant and each share certificate representing the Common Stock underlying such Warrant, and any other Restricted Securities issued in respect of the Securities as described in Section 8(b), by acceptance thereof agrees to comply in all respects with the provisions of this Section 8. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the issuer thereof of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall, if reasonably requested by the issuer, be accompanied, at such holder's expense by either (i) written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted securities in accordance with the terms of the notice delivered by the holder to the Company.

9.  Registration Rights.

         Certain Definitions. As used in this Section, the following terms shall have the following respective meanings:

             (i) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

             (ii) "Holder" shall mean any Purchaser holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in compliance with Section 8 hereof.

             (iii) "Registrable Securities" means the Securities of the Company's Common Stock issuable upon exercise of the Warrant; provided, however, that Securities of the Company's Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) such securities have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) all such securities may be sold by the Holder thereof under Rule 144 promulgated under the Securities Act, or a successor rule, within such period as Purchaser may sell all such securities.

             (iv) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

             (v) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with this
Section 9, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and all reasonable fees and disbursements of one counsel for the selling Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses (as hereinafter defined)).

            (vi) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above.

             (vii) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

(a) Request for Registration. In case the Company shall receive from the Purchaser a written request that the Company effect any registration, qualification, or compliance with respect to all or a part of the Common Shares the Company will: (i) as soon as practicable, use its diligent best efforts to effect all such registrations, qualifications and compliances (including, without limitations, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Purchaser's Shares as are specified in such request, together with all or such portion of the Shares of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this clause (i): (A) After the Company has effected two such registrations pursuant to this subparagraph (i) and such registrations have been declared or ordered effective; or (B) If the amount of securities being offered for sale is less than 25 percent of the Common Shares.

Subject to the foregoing clauses (A) through (B), the Company shall file a registration statement covering the Shares so requested to be registered as soon as practical, but in any event within ninety days, after receipt of the request or requests of the Purchaser; provided, however, that if the Company shall furnish to such Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and it stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety days within which to file such registration statement.

(b) Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company.

(c) Indemnification.

(i) The Company will indemnify the Purchaser with respect to such registration, qualification, or compliance effected pursuant to this paragraph, and each underwriter, if any, and each person who controls any underwriter of the Shares held by or issuable to the Purchaser, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Purchaser or underwriter specifically for use therein.

(ii) The Purchaser will, if Shares held by or issuable to such Purchaser are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser specifically for use therein.

(iii) Each party entitled to indemnification under this paragraph (c) (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Transfer of Registration Rights. The rights to cause the Company to register the securities granted to the Purchaser by the Company under
Section 9 may be assigned by the Purchaser to a transferee or assignee of any of the Purchaser's Shares, provided, that the Company is given written notice by the Purchaser at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

10. Fees and Expenses. The Purchaser and the Company each agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company agrees to pay the fees, expenses and disbursements of the Purchaser's counsel.

11. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee of, or person controlling or under common control with, such party, and will survive delivery of any payment of the Shares.

12.  Notices.   All communications hereunder shall be in writing,  and,  if sent to the Purchaser shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser at:

            Jose  Maria Salema Garcao
            Lote CT-14
            Quinta Da Marinha
            2750 Cascais, Portugal
 with a copy  sent to:

            Roger S. Mertz, Esq.
            Severson & Werson
            One Embarcadero Center, 26th Floor
            San Francisco, CA 94111

            Tel: (415) 398-3344
            Fax: (415) 956-0439

or, if sent to the Company, shall be delivered, sent by registered mail, or by telecopy and confirmed to the Company at:

Finet Holdings Corporation
235 Montgomery Street, #750
San Francisco, CA 94104

Tel: (415) 658-4150
Fax: (415) 658-4155

with a copy  sent to:

William D. Evers
Miller, Mailliard & Culver, LLP
155 Montgomery Street, Suite 1212
San Francisco, CA 94104

Tel:  (415) 391-4291
Fax:  (415) 391-4292

13. Miscellaneous.

(b) This Agreement may be executed in one or more counterparts and it is not necessary that signature of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

(c) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 9 hereof, the officers, directors, and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

(d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

(e) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                 COMPANY:

                                 FINET HOLDINGS CORPORATION



                                 By:
                                         President

                                 PURCHASER:




                                     Jose Maria Salema Garcao





               SIGNATURE PAGE TO WARRANT PURCHASE AGREEMENT